                          INDEPENDENT AUDITORS' CONSENT

          We consent to the use of our report dated July 12, 2001, accompanying the financial statement of the Morgan Stanley Select Equity Trust Telecommunications Portfolio 2001-3 (Registration Statement No. 333-63482), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



/s/Grant Thornton LLP
---------------------
Grant Thornton LLP
Chicago, Illinois
July 12, 2001